UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 18, 2005

GTSI Corp.

Incorporated in Delaware

Commission File No. 0-19394

I.R.S. Employer Identification No. 54-1248422

3901 Stonecroft Boulevard

Chantilly, Virginia  20151-1010

(703) 502-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy obligation of the registrant under any of the following provisions:

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting materials pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01                                       ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Seventh Amendment to Credit Agreement

On November 21, 2005, GTSI Corp. (the “Company”), its wholly owned subsidiary Technology Logistics, Inc., GE Commercial Distribution Finance Corporation, SunTrust Bank, Wachovia Bank, N.A., and Manufacturers and Traders Trust Company signed a Seventh Amendment to the Company’s Credit Facilities Agreement, dated as of October 23, 2003, as amended (the “Credit Agreement”).

The Seventh Amendment to the Credit Agreement was entered into by the parties to extend the Initial Maturity Date from February 28, 2006 to May 31, 2006.

Acceleration of Options

The Company’s Board of Directors approved, effective November 18, 2005, accelerating the vesting of unvested Company stock options awarded on or before July 1, 2005, to officers, other employees, and other eligible participants under the Company’s various stock option plans, where such options are priced above the greater of $8.09 per share or the stock price at the close of the day, November 18, 2005 (which was $8.09 per share).

As a result of the above referenced vesting acceleration, options to acquire up to 514,625 shares of the Company’s common stock (which otherwise would have vested at some future date, if the respective employment conditions were satisfied) became immediately exercisable.  The number of shares and exercise prices of the accelerated options subject to the acceleration are unchanged. The weighted average exercise price of the accelerated options is $10.94 per share.

The following table summarizes the outstanding options subject to accelerated vesting held by the Company’s executive officers:

Executive Officer	Title	Number of Accelerated Options	Weighted Average Exercise Price Per Share
M. Dendy Young*	Chairman of the Board and Chief Executive Officer	75,000	$12.10
Thomas A. Mutryn*	Senior Vice President and Chief Financial Officer	57,500	$11.40
Scott W. Friedlander	Executive Vice President, Sales	15,000	$11.89
Scot T. Edwards	Chief Marketing Officer and Group Vice President, Marketing & Product Management	18,750	$11.42

* This executive officer is also a Named Executive Officer (as such term is defined in the rules and regulations of the Securities and Exchange Commission)

The acceleration of these options was undertaken to eliminate future compensation expense that the Company would otherwise recognize in its consolidated statement of operations with respect to these options in accordance with the Statement of Financial Accounting Standards No. 123. The pre-tax charge estimated by the Company to be avoided as a result of the acceleration amounts to approximately $2.2 million over the course of the original vesting periods, which on average is approximately two years from the effective date of the acceleration. The avoided estimated pre-tax charge is approximately $1.3 million in 2006, $0.7 million in 2007 and $0.3 million in 2008.

The Company will report the avoided future expense in its financial statements for the year ending December 31, 2005 as a pro forma disclosure in a note, as permitted under the transition guidance provided by the Financial Accounting Standards Board.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GTSI Corp.

	By:	/s/ Thomas A. Mutryn
Thomas A. Mutryn
Senior Vice President and CFO

Date: November 23, 2005